UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2021

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-49671	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2021, Liam Burns resigned from his position as a member of the board of directors (the "Board") of Modular Medical, Inc. (the "Company"). Mr. Burns did not resign as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 8.01.	Other Events.

Board Committees and Charters

Effective as of January 3, 2022, the Board approved the formation of its nominating and corporate governance committee (the “Nominating Committee”) and appointed Philip Sheibley and Steven Felsher as its members, with Mr. Sheibley serving as its chairperson. The Board had previously established an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee,” and together with the Audit Committee and Nominating Committee, the “Committees”).

The Board has adopted charters for each Committee (the “Committee Charters”) to govern their membership, duties and responsibilities. The Committee Charters can be found on the Company’s website at https://modular-medical.com/governance.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: January 4, 2022	By:	/s/ Ellen O’Connor Vos
Ellen O’Connor Vos
Chief Executive Officer